Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information:

The purpose of the following unaudited pro forma condensed consolidated financial information is to reflect the transfer of certain assets of Safegard Medical Kpt, a wholly-owned subsidiary of Sharps Technology, Inc. (“Sharps”), as reflected in the Settlement Agreement and bill of sale, assignment and assumption agreement. The following unaudited pro forma condensed consolidated financial information included herein includes updated information in accordance with Article 8-05 of Regulation S-X and presents the unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations of Sharps.

The unaudited pro forma condensed consolidated financial information presented below has been derived from:

●	the historical audited consolidated financial statements of Sharps contained in its Annual Report on Form 10-K for the year ended December 31, 2024;

●

the historical unaudited condensed consolidated financial information of Sharps as of and for the six months ended June 30, 2025 contained in its Quarterly Report on Form 10-Q for the period ended June 30, 2025.

Sharps Technology, Inc.

Proforma Balance Sheet as of June 30, 2025 and Statement of Operations

for the Year Ended December 31, 2024 and the Six months ended June 30, 2025

(unaudited)

	Six Months Ended June 30, 2025
	As Reported	Adjustments	Notes	Pro Forma
Net Revenue	$222,722	$(86,642)		$136,080
Cost of goods manufactured	524,663	(376,043)	(a)	148,620
Cost of goods - inventory reserve	730,086	(441,772)	(a)	288,314
Total cost of goods manufactured	1,254,749	(817,815)		436,934
Gross Margin (Loss)	(1,032,027)	731,173		(300,854)

Operating expenses:
Research and development	143,471	(41,070)	(a)	102,401
Selling, general and administrative	3,852,653	(777,091)	(a)	3,075,562
Total operating expenses	3,996,124	(818,161)		3,177,963
Loss from operations	(5,028,151)	1,549,334		(3,478,817)

Other income (expense):
Interest income (expense)	(530,038)	-		(530,038)
FMV adjustment on warrants	11,087,700	-		11,087,700
Foreign currency and other	(41,370)	41,352	(a)	(18)
Other income (expense):	-	-		-
Total Other income (expense)	10,516,292	41,352		10,557,644
Net Income (loss) Before Provision for Taxes	5,488,141	1,590,686		7,078,827
Deferred Tax Benefit	-	-		-
Net Income (Loss)	$5,488,141	$1,590,686		$7,078,827
Net income (loss) per share, basic and diluted	$10.45		(g)	$13.48
Weighted average shares used to compute net income (loss) per share, basic and diluted	525,185	-	(g)	525,185

	Year Ended December 31, 2024
	As Reported	Adjustments	Notes	Pro Forma
Net Revenue	$-	$-		$-

Operating expenses:
Research and development	2,471,762	(170,528)	(a)	2,301,234
Selling, general and administrative	7,154,948	(1,618,367)	(a)	5,536,581
Total operating expenses	9,626,710	(1,788,895)		7,837,815
Loss from operations	(9,626,710)	1,788,895		(7,837,815)

Other income (expense):
Interest income (expense)	(1,664,712)	-		(1,664,712)
FMV adjustment on warrants	3,016,936	-		3,016,936
Foreign currency and other	(41,825)	41,894	(a)	69
Other income (expense):	(1,009,891)	-		(1,009,891)
Total Other income (expense)	300,508	41,894		342,402
Net Income (loss) Before Provision for Taxes	(9,326,202)	1,830,789		(7,495,413)
Deferred Tax Benefit	30,000	-		30,000
Net Income (Loss)	$(9,296,202)	$1,830,789		$(7,465,413)
Net income (loss) per share, basic and diluted	$(2,219.72)	-	(g)	$(1,782.57)
Weighted average shares used to compute net income (loss) per share, basic and diluted	4,188	-	(g)	4,188

	June 30, 2025 Balance Sheet
	As Reported	Adjustments	Notes	Pro Forma
Assets:
Cash	$8,322,192	$-	(b)	$8,322,192
Tax Receivable - VAT	303,343	(303,343)	(b)	-
Accounts Receivable	136,080	-		136,080
Prepaid expenses and other current assets	101,524	(12,047)	(b)	89,477
Inventories, Net	1,631,794	(889,654)	(b)	742,140
Total Current Assets	10,494,933	(1,205,044)		9,289,889

Fixed Assets, net of accumulated depreciation	4,423,256	(4,299,642)	(c)	123,614
Other Assets	2,167,008	(2,076,945)	(c)	90,063
TOTAL ASSETS	17,085,197	(7,581,631)		9,503,566

Liabilities:
Accounts payable	$802,156	$-	(d)	$802,156
Accrued expenses and other	298,523	(72,709)	(d)	225,814
Warrant liability	1,312,848	-	(d)	1,312,848
Total Current Liabilities	2,413,527	(72,709)		2,340,817

Deferred Tax Liability	132,000	(132,000)	(d)	-
Total Liabilities	2,545,527	(204,709)		2,340,817

Stockholders’ Equity:
Preferred stock, $.0001 par value; 1,000,000 shares authorized; 0 shares issued and outstanding (2024: 0)
Common stock, $0.0001 par value; 1,666,667 shares authorized; 485,841 shares issued and outstanding in (2023: 6827)	101	-	(e)	101

Additional paid-in capital	42,623,842	-		42,623,842
Accumulated other comprehensive income	872,792	(872,792)		-
Accumulated deficit	(28,957,065)	(6,504,130)		(35,461,195)
Total Stockholders’ Equity	$14,539,670	$(7,376,922)	(f)	$7,162,748
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	17,085,197	(7,581,631)		9,503,566

(a)	reduction in revenue and expenses for entity being divested
(b)	reduction in current assets being divested
(c)	reduction in fixed assets & other long term assets being divested
(d)	reduction in current liabilities and deferred tax assets being divested
(e)	common stock as reported at June 30, 2025, no effect for subsequent events
(f)	net impact of divestiture on stockholders equity
(g)	proforma earnings per share gives effect to the divestiture and for the reverse split of 1:300 effective April 2025, not reflected in previously filed 10K on March 27, 2025.